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                                                                   EXHIBIT 10.04


                 NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT


        NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT (this "Agreement"), dated June 21, 2000 by _________________ ("Seller") in favor of Cupertino Electric, Inc., a Delaware corporation (the "Company").

                              Statement of Purpose

        Pursuant to a Senior Subordinated Note, Warrant and Common Stock Purchase Agreement Seller dated the date hereof (the "Purchase Agreement") Seller has sold shares of Common Stock to certain Purchasers, as defined in the Purchase Agreement.

        Under the Purchase Agreement it is a condition precedent to the Closing (as defined therein) of the transactions contemplated thereby that Seller shall have executed and delivered a Non-Solicitation And Confidentiality substantially in the form of this Agreement.

        In addition, Seller is an employee of the Company.

        [Seller has disclosed Seller's affiliation with TL Electric, Inc. ("TL") to the Company.]

        It is a benefit to, and in the best interests of, Seller that the transactions contemplated by the Purchase Agreement be consummated, and in order to induce the Purchasers and the Company to proceed with the transactions contemplated thereby, Seller is willing to make the covenants and agreements herein set forth.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby covenants and agrees with the Company as follows:

        1. No Solicitation. Seller agrees that during the period beginning on the date hereof and ending on the date three years from the date hereof (the "Restricted Period"), Seller will not, other than on behalf of the Company, or any of its subsidiaries (collectively with Synergism, Inc., a California corporation, Cupertino Electric, Inc., a California corporation, Cascade Controls, Inc., a California corporation, and Cupertino Electronics, Inc., a California corporation, each of which is merging into the Company on the date hereof, the "Company Entities"), directly or indirectly through or on behalf of any other individual or entity, solicit any Customer of the Company Entities for the purpose of making any sale to such Customer of products, processes, goods or services the sale of which would constitute Competition. As used herein, "Customer" means any individual or entity to whom products, processes, goods or services have heretofore been sold during any two consecutive year period by any of the Company Entities, at any time during the period commencing on the date two years prior to the date hereof and ending on the date Seller's employment with the Company is terminated. As used herein, "Competition" means engaging in the business of specialty electrical contracting for technology and teledata infrastructure projects, and semiconductor and biotechnology facilities (the "Business"), or engaging in any business which is the same as or substantially similar to or is or would be competitive with the Business. The parties hereby agree (a)


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that for so long as TL's total annual sales are less than $25 million, the provisions of this Section 1 shall not be binding on TL or its successors and assigns, and that acts taken by TL or its officers, directors and shareholders in such capacities shall under no circumstances be deemed to be acts taken by Seller and (b) that for purposes of applying this Section 1 to TL, the definition of Customer shall only include Customers to whom sales of more than $5 million in products, processes, goods or services have heretofore been sold during any two consecutive year period by any of the Company Entities, at any time during the period commencing on the date two years prior to the date hereof and ending on the date Seller's employment with the Company is terminated, and that Vance Brown, Inc. and its successors and assigns shall be excluded from the definition of Customer.

        2. No Inducement of Employees. Seller agrees that during the Restricted Period Seller will not directly or indirectly through or on behalf on any individual or entity, initiate or solicit any inquiries or make any proposal to any employee of any of the Company Entities to induce or attempt to induce such employee to leave his or her employment with such Company Entity, or initiate or solicit any inquiries or make any proposal to any independent contractor to terminate his or her independent contractor relationship with any of the Company Entities. For the purposes of this Section 2, neither (a) the general posting or placement of job openings and descriptions on newspapers, magazines, intranet or internet websites, bulletin boards, with search agencies or any other form of advertisement or announcement not targeted specifically at such employees or contractors, or through any other such general method of solicitation nor (b) the hiring of union employees through normal union procedures will be deemed to be an act of solicitation.

        3. Return of Materials. Upon termination of Seller's employment with the Company, Seller agrees to promptly (and in no event later than three (3) business days after such termination) deliver to the Company any and all software, documents, drawings, manuals, letters, notes, notebooks, reports, and copies thereof, and all other materials of a secret or confidential nature relating to the Company's business or activities, or relating to the Company's Customers, vendors or other business associates, that are in Seller's possession or under Seller's control.

        4. Confidentiality. Seller agrees that it will not at any time disclose to any individual or entity (other than the Company and other than in the performance of the duties of any office of the Company that Seller may hold) or use in any manner that would constitute Competition any secret or confidential information, knowledge or data (including without limitation, pricing lists, trade secrets, processes, formulae, plans, proposals, financial or sales data, and other information) of or belonging to the Company relating to the Business. The provisions of this Section 4 shall not apply to information, knowledge or data that is generally known to the public or is known to recipient at the time of disclosure from a source not bound by a confidentiality agreement or otherwise restricted as to disclosure. Nothing herein shall prohibit Seller from disclosing any such information if required or compelled to do so by law, governmental requirement, court order or other judicial process, provided that Seller promptly notifies the Company of such requirement, court order or process and gives the Company such opportunity as is reasonably available under the circumstances to intervene and, at the Company's expense, to seek to prevent such compulsory disclosure. The parties hereby agree that the provisions of this
Section 4 shall not be binding on TL or its successors and assigns, and that acts taken by TL, or its officers, directors and shareholders in such capacities shall under no circumstances be deemed to be acts taken by Seller.

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        5. Equitable Remedies. Seller acknowledges that, in view of the nature of the Business and the business objectives of the Purchasers and the Company in entering into the Purchase Agreement, the restrictions contained in this Agreement are reasonably necessary to protect the legitimate business interests of the Company, and that any violation of such restrictions will result in irreparable injury to the Company for which damages will not be an adequate remedy. Seller therefore acknowledges that if it violates any such restrictions, the Company shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.

        6. Remedies Not Exclusive. The rights and remedies of the Company hereunder are not exclusive of or limited by or in limitation of any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative. Without limiting the generality of the foregoing, the rights and remedies of the Company hereunder, and the obligations and liabilities of Seller hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition.

        7. Assignment and Assumption. The Company may assign its rights hereunder to an individual or entity succeeding to all or substantially all of the Company's business and assets (whether by operation of law or otherwise). Except as otherwise expressly provided herein, neither party may assign its rights or delegate its duties hereunder without the written consent of the other party.

        8. Miscellaneous.

        (a) Notices. Any notice to be given to a party in connection with this Agreement shall be in writing addressed to such party at such party's "Notice Address" set forth below such party's signature hereto, which Notice Address may be changed from time to time by such party by notice thereof to the other party as herein provided. Any such notice shall be deemed effectively given to a party on the first to occur of (i) the third business day after the date of mailing thereof, if mailed to such party by first class registered or certified United Sates mail, postage prepaid, addressed to such party at such party's Notice Address, or (ii) the date on which such notice is actually delivered (whether by mail, courier, hand delivery, facsimile transmission or otherwise) to such party's Notice Address and addressed to such party, if such delivery occurs on a business day, or if such delivery occurs on a day which is not a business day, then on the next business day after the date of such delivery, or (iii) the date on which such notice is actually received by such party (or, in the case of a party that is not an individual, actually received by the individual designated in the Notice Address of such party). For purposes of the preceding sentence, a "business day" is any day other than a Saturday, Sunday or legal holiday at the place where the Notice Address of the recipient is located.

        (b) Amendment. This Agreement may be modified or amended only by express agreement of the parties in writing, assenting to such modification or amendment.

        (c) Waivers. No waiver by any party of any provision hereof or part thereof at any time shall constitute or evidence a waiver by such party of any other provision or other part of such provision or of the same provision or part at any other time.

        (d) Severability. The parties have entered into this Agreement for the purposes herein expressed, with the intention that this Agreement be given full effect to carry out such purposes.

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Therefore, consistent with the effectuation of the purposes hereof, the invalidity or unenforceability of any provision hereof or part thereof shall not affect the validity or enforceability of any other provision hereof or any other part of such provision.

        (e) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written understandings between them with respect to the subject matter hereof. Notwithstanding the foregoing, this Agreement shall not limit or otherwise affect the Advisory Agreement, which shall remain in full force and effect.

        (f) Benefits and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, personal representatives and permitted assigns.

        (g) Governing Law. The validity, construction and effect of this Agreement shall be governed by the substantive laws of the State of California, notwithstanding the conflict of law provisions thereof or any other jurisdiction.

        (h) Headings and Captions. The headings and captions of the Sections and subsections of this Agreement are for convenience of reference only, and shall not affect the construction hereof.

        (i) Counterparts. This Agreement may be executed by the parties in multiple counterparts, each of which shall be deemed an original.

                            [SIGNATURE PAGE FOLLOWS]

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        IN WITNESS WHEREOF, Seller and the Company have duly executed this
Agreement, as of the day and year first above written.

                                      CUPERTINO ELECTRIC, INC.

                                      By:
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                                      Name:
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                                      Title:
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                                      Notice Address:

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                                      Name:

                                      Notice Address:

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